SECURED PROMISSORY NOTE

$4,000,000 September 25, 2008

FOR VALUE RECEIVED SSTI 15 MCCLURE DR, LLC, a Delaware limited liability company, and SSTI 1742 PASS RD, LLC, a Delaware limited liability (collectively hereinafter referred to as "Borrower"), jointly and severally promise to pay to the order of SPECTRUM REALTY MEZZANINE FUND I, LLC, a Delaware limited liability company, its successors and assigns (hereinafter referred to as "Lender"), at the office of Lender or its agent, designee, or assignee at 4121 Cox Road, Suite 107, Glen Allen, Virginia 23060, or at such place as Lender or its agent, designee, or assignee may from time to time designate in writing, the principal sum of Four Million And No/100 Dollars ($4,000,000.00), or so much thereof as shall have been disbursed hereunder from time to time and remains unpaid, in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (hereinafter defined), at all times prior to the occurrence of an Event of Default (as defined in the Security Instrument [hereinafter defined]), and to be paid in installments as set forth below. Unless otherwise herein defined, all initially capitalized terms shall have the meanings given such terms in the Security Instrument.

    PAYMENT TERMS.

    (a) Upon the closing of the loan evidenced by this Note (the "Closing") Lender shall lend and Borrower shall borrow the sum of Four Million and No/100 Dollars ($4,000,000.00) (the "Funded Loan Amount").

    (b) Upon the Closing, Borrower shall pay to Lender a loan fee (the "Initial Loan Fee") equal to three percent (3%) of the Funded Loan Amount. The Initial Loan Fee shall be netted out of the Funded Loan Amount proceeds.

    (c) Borrower shall make payments of interest only on the unpaid principal amount of this note from the date of the Loan until the Maturity Date at a rate per annum equal to the Applicable Interest Rate (as hereinafter defined), calculated on the basis of a year of 360 days for the actual number of days elapsed. Accrued interest shall be payable on the first day of each calendar month, up to and including the first day of March 2009. Any amount hereunder which is not paid when due (whether at stated maturity, by acceleration or otherwise), shall accrue interest from the due date until the date such amount is paid in full at the Default Rate. All payments hereunder shall be made in lawful money of the United States of America and in immediately available funds. Any extension of time for the payment of the principal of this note resulting from the Maturity Date falling on a non-Banking Day shall be included in the computation of interest. Payments under this Note shall be applied as follows:

        First, to the payment of interest and other costs and charges due in connection with this Note or the Debt, as Lender may determine in its sole discretion; and

        The balance shall be applied toward the reduction of the principal sum;

    and the balance of said principal sum, together with accrued and unpaid interest and any other amounts due under this Note shall be due and payable on March 25, 2009 or upon earlier maturity hereof whether by acceleration or otherwise (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated and accrue daily on the basis of the then outstanding principal balance, a three hundred sixty (360) day year and paid for the actual number of days elapsed. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

    INTEREST. The term "Applicable Interest Rate" means a rate of thirteen percent (13%) per annum.

    EXTENSIONS AND EXTENSION FEES. Borrower may in its sole discretion, upon the written consent of Lender and provided no Default exists under this Note or the Security Instrument (as hereinafter defined), extend the Maturity Date for an additional term of one (1) month (the "Extension Term"). Subject to the provisions herein, Borrower may opt to exercise the Extension Term three (3) consecutive times and in each instance must provide Lender with written notice of Borrowers option to enter into an Extension Term no later than fifteen (15) days prior to the pending Maturity Date or Extension Term maturity date (each an "Extension Term Maturity Date"). In no event shall the Maturity Date be extended beyond June 25, 2009. Borrower shall pay to Lender a fee equal to one percent (1%) of the then outstanding principal balance of this Note for each exercised Extension Term (each an "Extension Fee"), and each such Extension Fee shall be due and payable in lawful monies of the United States of America in immediately available funds paid into escrow upon Lender's written consent to each such Extension Term. Each Extension Fee shall be in addition to all other fees and interest to be paid by Borrower hereunder. Each Extension Fee shall be paid by Borrower in consideration of Lender granting such Extension Term and shall not be deemed a penalty.

    SECURITY. This Note is secured by, and Lender is entitled to the benefits of, the Security Instrument and the other Loan Documents (as defined in the Security Agreement). The term "Security Instrument" means the Mortgage and Security Agreement given by SSTI 15 McClure Dr, LLC and the Deed of Trust and Security Agreement given by SSTI 1742 Pass Rd, LLC, each dated the date hereof, for the use and benefit of Lender covering the estate of Borrower in the Property (as defined therein).

    LATE FEE. If any installment is not received by the Lender prior to the 15th calendar day after the same is due (without regard to any applicable cure and/or notice period), Borrower shall pay to Lender upon demand an amount equal to four percent (4%) of such unpaid sum to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by the Loan Documents. In no event shall any late fee apply or be due and payable with respect to the unpaid principal balance of this Note, whether payable at maturity of this Note, upon acceleration or otherwise.

    EXPENSES OF COLLECTION. In the event that it should become necessary to employ counsel to collect the Debt, Borrower also agrees to pay to Lender on demand all reasonable costs of collection or defense incurred by Lender, including reasonable attorneys' fees for the services of counsel whether or not suit be brought.

    DEFAULT INTEREST. Upon the occurrence of an Event of Default Borrower shall pay interest on the entire unpaid principal sum and any other amounts due under the Loan Documents at the rate equal to the greater of (i) five percent (5%) above the Applicable Interest Rate or (ii) five percent (5%) above the Prime Rate (hereinafter defined), in effect at the time of the occurrence of the Event of Default (the "Default Rate"). The term "Prime Rate" means the prime rate reported in the Money Rates section of The Wall Street Journal, or if the Wall Street Journal should cease publication, another business newspaper of national standing and general circulation chosen by Lender.

    PREPAYMENT.

      The principal balance of this Note may be prepaid in whole or in part prior to the Maturity Date, without penalty or fee, upon fifteen (15) days prior written notice; provided, however, that (i) any such prepayment shall be made on the last day of a calendar month, and (ii) any partial prepayment shall be in the amount of $500,000 or increments thereof.
      If the prepayment results from the application to the Debt of the casualty or condemnation proceeds from the Property, such prepayment may be made in an amount not equal to $500,000 or an increment thereof, provide that such prepayment constitutes all such casualty or condemnation proceeds or is used to pay the entire outstanding principal and interest balance of the Note.

    SAVINGS CLAUSE. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest or late fees on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate or late fees which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest or late fees on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate, the Default Rate, or the late fee as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest or late fee due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

    WAIVERS.

    Except as specifically provided in the Loan Documents, Borrower and any endorsers, sureties or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and the bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof. Borrower and any surety, endorser or guarantor hereof agree (i) that the time for any payments hereunder may be extended from time to time without notice and consent, (ii) to the acceptance by Lender of further collateral, (iii) the release by Lender of any existing collateral for the payment of this Note, (iv) to any and all renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and/or (v) that additional Borrowers, endorsers, guarantors or sureties may become parties hereto all without notice to them and without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Borrower under this Note or any endorser or guarantor hereof even though the Borrower or such endorser or guarantor is not a party to such agreement.

    Failure of Lender to exercise any of the options granted herein to Lender upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Lender at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Lender.

    RECOURSE. This Note shall be fully recourse to Borrower, and any endorsers, sureties or guarantors hereof jointly and severally.

    NOTICES. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner and be effective as specified in the Security Instrument, directed to the parties at their respective addresses as provided therein.

    TRANSFER. Lender shall have the unrestricted right at any time or from time to time to sell this Note and the loan evidenced by this Note and the Loan Documents or participation interests therein. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note and the other Loan Documents. To the extent, if any, specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Lender hereunder.

    WAIVER OF TRIAL BY JURY. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO (A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN LENDER AND BORROWER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

    APPLICABLE LAW; JURISDICTION. This Note shall be governed by and construed in accordance with the laws of the state of Florida (without regard to any conflict of laws or principles) and the applicable laws of the United States of America. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

    Any Florida Documentary Stamp Tax that is due on this Note has been paid upon recordation of the Florida Mortgage.

[SIGNATURE PAGE FOLLOWS]

Executed as of the day and year first above written.

BORROWER:

SSTI 15 MCCLURE DR, LLC,

a Delaware limited liability company

By: STRATEGIC STORAGE HOLDINGS, LLC,

a Delaware limited liability company

Its: Manager

By: U.S. COMMERCIAL LLC,

A Virginia limited liability company

Its: Manager

By: /s/ H. Michael Schwartz

H. Michael Schwartz, President

SSTI 1742 PASS RD, LLC,

a Delaware limited liability company

By: STRATEGIC STORAGE HOLDINGS, LLC,

a Delaware limited liability company

Its: Manager

By: U.S. COMMERCIAL LLC,

A Virginia limited liability company

Its: Manager

By: /s/ H. Michael Schwartz

H. Michael Schwartz, President